Exhibit 16

Execution Version

CHINA BIOLOGIC PRODUCTS, INC.

3,870,000 SHARES OF COMMON STOCK (PAR VALUE $0.0001 PER SHARE)

AMENDED AND RESTATED UNDERWRITING AGREEMENT

March 2, 2016

March 2, 2016

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14

4QA United

Kingdom

As the Sole Underwriter named in Schedule I hereto

Ladies and Gentlemen:

Certain stockholders (the “Selling Stockholders”) of China Biologic Products, Inc., a Delaware corporation (the “Company”) named in Schedule II hereto, the Company and the underwriter named in Schedule I hereto (the “Underwriter”) entered into an underwriting agreement dated March 1, 2016 (the “Prior Agreement”) in connection with sales of 3,500,000 shares of common stock of the Company, par value $0.0001 per share. The Company, the Selling Stockholders and the Underwriter hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows.

The Selling Stockholders severally and not jointly propose to sell to the the Underwriter, an aggregate of 3,870,000 shares of common stock of the Company, par value $0.0001 per share (the “Firm Shares”). The Selling Stockholders severally and not jointly propose to sell an aggregate of up to 387,000 additional shares of common stock of the Company, par value $0.0001 per share (the “Additional Shares”), if and to the extent that you shall have determined to exercise the right to purchase such Additional Shares granted to the Underwriter in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock of the Company, par value $0.0001 per share, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-204761), relating to the securities (the “Shelf Securities”), including the Shares, to be offered and sold from time to time by the Company and the Selling Stockholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 5, 2015 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

(a) The Registration Statements has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, at the Closing Date (as defined in Section 5 hereof) and at the Option Closing Date (as defined in Section 3 hereof) did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 hereof) and at the Option Closing Date (as defined in Section 3 hereof), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain as of its date, at the Closing Date (as defined in Section 5 hereof) and at the Option Closing Date (as defined in Section 3 hereof), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood that the only such information so furnished is described in Section 11 hereof.

(c) The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus, together with the related schedules and notes, have been prepared in compliance with the requirements of the Securities Act and the Exchange Act in all material respects, and present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its subsidiaries for the periods specified; and said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and Time of Sale Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. For the purpose of this Agreement, “subsidiary” means, any person of which at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by the Company.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. No free writing prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property, to conduct its business as described in the Time of Sale Prospectus, and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect in the business, properties, condition, financial or otherwise, or on the earnings or prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(f) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as otherwise disclosed in the Time of Sale Prospectus, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any securities interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) All of the outstanding shares of the Common Stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriter from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(j) The outstanding share capital of each of the companies set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on February 25, 2016 (the “Annual Report”) under the heading “Item 1. Business—Corporate History and Structure” is owned by the Company either directly or indirectly as to such percentage as set forth therein and unless otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such share capital so owned by the Company (either directly or indirectly) is free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents (as defined below), (ii) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), (iii) in violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, or (iv) in breach or in default of any of the Governmental Licenses (as defined below), with respect to each of the clauses (ii), (iii) and (iv), except for any such default, violation or breach as would not, individually or in the aggregate, have a Material Adverse Effect. “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, nor will such action constitute any breach or default of the Governmental Licenses, and no filing with, consent, approval, license, registration, authorization, decree or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, that would, individually or in the aggregate, result in a Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of its subsidiaries that would, singly or in the aggregate, result in a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iv) there has been no material adverse change in the share capital, non-current indebtedness, combined net current assets or stockholders’ equity, combined operating profit or the total or per-share amounts of (loss) profit for the period of the Company and its subsidiaries, and (v) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries that would, singly or in the aggregate, result in a Material Adverse Effect.

(n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean- up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any other affiliate, or agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, including any action that would result in a violation by such persons of the Foreign Corruption Practice Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(w) The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Securities Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rule and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Securities Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decision regarding disclosure.

(x) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess such necessary permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies and have made all necessary filings required under any applicable law, regulation or rule necessary to conduct the business currently operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses; except such non- compliance as in each case which, singly or in the aggregate, would not result in a Material Adverse Effect.

(y) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has taken all reasonable steps to comply, and to ensure compliance by each of the Company’s stockholders who became a stockholder of the Company prior to the Company’s initial public offering and is a PRC resident or PRC citizen, with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each of such stockholders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(z) KPMG, who has certified the financial statements filed with the Commission as part of the Annual Report incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

(aa) The Shares are listed on the Nasdaq Global Select Market.

(bb) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees or the principal suppliers or contractors of any of its subsidiaries, which, in each case, would, individually or in the aggregate, result in a Material Adverse Effect.

(cc) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Prospectus Summary,” “Description of Share Capital,” “Description of Capital Stock,” “Description of the Warrants,” “Description of the Units,” and “Taxation,” as applicable, and the statements in the Annual Report insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the material information required to be shown.

(dd) Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, domain names, copyrights (including rights relating to software), know how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) In relation to the Intellectual Property: (i) there are no third parties (other than a person who has a registered or contractual right to such Intellectual Property) who have established or, to the Company’s best knowledge, will be able to establish rights to any Intellectual Property owned by or licensed to the Company or any of the its subsidiaries; (ii) to the Company’s best knowledge, there is no infringement by third parties of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries; (iii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others alleging that the Company or any of its subsidiaries infringes or otherwise violates any Intellectual Property of any other person or entity, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect; and (vi) none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company and its subsidiaries to the Company’s best knowledge, or otherwise in violation of the rights of any persons; except as with respect to each of the foregoing that would not have a Material Adverse Effect.

(ff) Neither the Company nor any of its subsidiaries nor, to the Company’s best knowledge, any of the Company’s and its subsidiaries’ respective directors, officers, employees, representatives, agents, affiliates or controlling persons has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Securities Act.

(gg) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except as would not, singly or in the aggregate, result in a Material Adverse Effect.

(hh) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the leases and subleases held by the Company and its subsidiaries are valid, subsisting, enforceable and in full force and effect, except as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

(ii) The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(jj) The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly describe in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.

(kk) The Company has taken all necessary actions to ensure that the Company and its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(ll) The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(mm) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as it generally believes to be maintained by companies of established repute engaged in the same or similar business in the PRC, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire, or to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(nn) Except as disclosed in the Registration Statement and Time of Sale Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter.

(oo) Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except to the extent that a written consent for the use of data released by the relevant PRC government authority or other source of data is not required under PRC or other applicable law, the Company has obtained the required written consent to the use of such data from such sources and such consent has not been revoked.

(pp) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(qq) Except as disclosed in the Time of Sale Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or equity interest, or from repaying to the Company any loans or advances to such subsidiary from the Company.

(rr) Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statement.

(ss) During the past three years, there have been no material relationships or transactions between the Company or any of its subsidiaries on one hand and their respective 10% or greater stockholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, required to be described in the Time of Sale Prospectus that are not so disclosed.

(tt) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC, Hong Kong and the British Virgin Islands by or on behalf of the Underwriter to any PRC, Hong Kong or British Virgin Islands taxing authority in connection with the sale and delivery of the Shares by the Selling Stockholders and the delivery of the Shares to or for the account of the Underwriter, the purchase from the Selling Stockholders and the initial sale and delivery by the Underwriter of the Shares to purchasers thereof or the execution and delivery of this Agreement.

(uu) The choices of the law of the State of New York as the governing law of this Agreement are valid choices of law under the laws of the British Virgin Islands, Hong Kong and PRC and will be honored by courts in the British Virgin Islands, Hong Kong and PRC, subject to compliance with relevant civil procedural requirements. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement.

(vv) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”). Except as disclosed in the Time of Sale Prospectus, any person to whom the Company has granted registration rights has either exercised or waived such registration rights in this Offering; and all such persons have agreed not to exercise their registration rights until after the expiration of the lock-up period referred to in Section 3 hereof.

(ww) Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under British Virgin Islands, Hong Kong, PRC, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any British Virgin Islands, Hong Kong, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Shares; and, to the extent that the Company, or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(xx) The Company has not distributed and, prior to any Closing Date or Option Closing Date (each as defined in Section 3 hereof) and the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.

(yy) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries have no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person; and the Company and its subsidiaries are in compliance with all applicable laws relating to employee benefits, except non-compliance that would not have a Material Adverse Effect.

(zz) There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and the Company or any of the officers or directors of the Company or its subsidiaries, or, to the best knowledge of the Company, holders of 5% or greater of the securities of the Company.

(aaa) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the granting of share option or restricted stock under the Company’s 2008 Equity Incentive Plan or the issuance of Common Stock pursuant to the exercise of such share option or the lapse of restrictions of such restricted stock, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act.

(bbb) Each entity or person whose name is set forth on Schedule IV hereto has furnished to you, prior to the date of this Agreement, a lock-up letter or letters, substantially in the form of Exhibit A hereto.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants as to and in respect of itself to, and agrees as to and in respect of itself with, the Underwriter that:

(a) Such Selling Stockholder has been duly organized and is validly existing as a limited partnership in its jurisdiction of formation.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement will not result in any violation of (i) applicable law, (ii) the provisions of any of the Organizational Documents of such Selling Stockholder, (iii) any agreement or other instrument binding upon such Selling Stockholder, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except that in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(c) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities laws of the various states in connection with the offer and sale of the Shares.

(d) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(e) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(f) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(g) Such Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(h) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 of this Agreement), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of its date and as of the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this subsection are limited in all respects to statements or omissions of material facts made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for use in the Time of Sale Prospectus, the Prospectus or the Registration Statement; it being understood and agreed that such information furnished by such Selling Stockholder consists only of (A) the legal name, address and the number of shares of common stock of the Company owned by such Selling Stockholder and (B) the other information (excluding percentages) with respect to such Selling Stockholder which appear in the table (and corresponding footnotes) under the captions “Principal and Selling Stockholders” in the Registration Statement, the Prospectus and the Time of Sale Prospectus.

(i) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j) Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Shares.

(k) The operations of such Selling Stockholder are and have been conducted in compliance with all applicable Anti-Money Laundering Laws in all material respects, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of such Selling Stockholder, threatened.

(l) (i) Neither such Selling Stockholder, nor, to the knowledge of such Selling Stockholder, any director, officer, employee of such Selling Stockholder, is a Person that is, or is owned or controlled by a Person that is:

(A) the subject or target of any Sanctions, or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Sudan and Syria);

(ii) Such Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3. Agreements to Sell and Purchase. Each Selling Stockholder, severally but not jointly, solely on behalf of itself hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated, agrees to purchase from each Selling Stockholder, at $107.00 per Share (the “Purchase Price”), the number of Firm Shares set forth in Schedule I hereto opposite the name of the Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, on each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter shall have the right to purchase up to the maximum number of Additional Shares set forth in Schedule II hereto at the Purchase Price; provided, however, that the amount paid by the Underwriter for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. In the event that the number of Additional Shares specified in any exercise notice is lower than the total number of Additional Shares set forth in Schedule II hereto, the number of Additional Shares to be sold by each Selling Stockholder hereunder shall be reduced proportionately based on the respective maximum number of Additional Shares each such Selling Stockholder has agreed to sell as set forth in Schedule II hereto.

Each of the Company and Selling Stockholders hereby agrees that, without the prior written consent of Morgan Stanley & Co. International plc it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (c) the grant by the Company of share options and restricted shares under its existing employee stock option plans which are described in the Registration Statements, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of any Selling Stockholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. International plc, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Stockholder except in compliance with the foregoing restrictions.

4. Public Offering. Each Selling Stockholder is advised by you that the Underwriter proposes to make a public offering of the Shares as soon after the execution of this Agreement as in your judgment is advisable.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 am New York City time on March 7, 2016, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter. The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes payable, or paid by or on behalf of the Underwriter, in connection with the transfer of the Shares to the Underwriter duly paid and (ii) any withholding taxes required by law.

6. Conditions to the Underwriter’ Obligations. The obligations of the Underwriter are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriter shall have received on the Closing Date:

(i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened; and

(ii) a certificate, dated the Closing Date and signed by the chief financial officer of the Company, stating, among other things, that certain operating and financial data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate.

(c) The Underwriter shall have received a certificate of each Selling Stockholder, dated the Closing Date and signed by an executive officer of such Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriter shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-1.

(e) [Reserved]

(f) The Underwriter shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, Hong Kong counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-2.

(g) The Underwriter shall have received on the Closing Date an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-3.

(h) The Underwriter shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, U.S. counsel for the Selling Stockholders, dated the Closing Date, to the effect set forth in Exhibit C.

(i) The Underwriter shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(j) The Underwriter shall have received on the Closing Date an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(k) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two days prior to Closing Date.

(l) On the Closing Date, the Shares shall have been approved for listing on the Nasdaq Global Select Market subject any to official notice of issuance.

(m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(n) The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) The Underwriter shall have received on the Option Closing Date a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) The Underwriter shall have received on the Option Closing Date an opinion of Wilson Sonsini Goodrich Rosati Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iii) [Reserved]

(iv) The Underwriter shall have received on the Option Closing Date an opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, Hong Kong counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(f) hereof;

(v) The Underwriter shall have received on the Option Closing Date an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(g) hereof;

(vi) The Underwriter shall have received on the Option Closing Date an opinion of Wilson Sonsini Goodrich Rosati Professional Corporation, U.S. counsel for the Selling Stockholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(h) hereof;

(vii) The Underwriter shall have received on the Option Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof;

(viii) The Underwriter shall have received on the Option Closing Date an opinion of Jingtian & Gongcheng, counsel for the Underwriter, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;

(ix) The Underwriter shall have received on the Option Closing Date a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriter, from KPMG independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 6(k) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(x) The Underwriter shall have received on the Option Closing Date such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Additional Shares on an Option Closing Date, the obligations of the Underwriter to purchase the relevant Shares or Additional Shares, as the case may be, may be terminated by the Underwriter by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Sections 1, 11, 13, 17, 18 and 20.

7. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) At your written request, to furnish to you, without charge, an electronic copy of the signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statements as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Without the prior written consent of the Underwriter, not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) The Company will comply with the Securities Act, the Exchange Act and rules and regulations of the Commissions thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Prospectus and Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company is a U.S. person for U.S. federal income tax purposes. If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to the Underwriter (or its agent), (i) on or before the Closing Date, a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) within ten (10) days after the Closing Date, proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j) If requested by the Underwriter, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

8. Covenants of the Selling Stockholders. Each Selling Stockholder covenants with the Underwriter that such Selling Stockholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Stockholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and all reasonable expenses incident to the performance of the Company’s obligations under this Agreement (collectively, the “Fees and Expenses”), including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and costs and expenses in connection with any “road show” incurred by the Underwriter including travel and lodging expenses of the representatives of the Underwriter. The Selling Stockholders will pay to the Underwriter an amount equal to 1% of the aggregate Purchase Price of Shares (including any Additional Shares purchased by the Underwriter). In addition, the Selling Stockholders will pay to the Underwriter an incentive fee of 0.5% of the aggregate Purchase Price of Shares (including any Additional Shares purchased by the Underwriter).

10. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder to the Company for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph, the contribution provisions of this Section 11, and in respect of any claim in respect of a breach of the representations and warranties of such Selling Stockholder contained in Sections 2(f) and 2(g) hereof, shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by such Selling Stockholder under this Agreement.

(c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The parties hereto understand and agree that the only such information concerning the Underwriter furnished by the Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus: the name of Underwriter under the heading “Underwriting,” the information contained in the first sentence of the third paragraph under the heading “Underwriting” discussing dealers’ concession, the last sentence in the third paragraph under the heading “Underwriting” (only in respect of the Underwriter named therein), the information contained in the thirteenth paragraph under the heading “Underwriting” discussing possible stabilization measures and the address of the Underwriter appearing in the fifteenth paragraph under the heading “Underwriting.”

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and all persons, if any, who control the Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by an executive officer of any Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph and the indemnity contained in Section 11(b), and in respect of any claim in respect of a breach of the representations and warranties of such Selling Stockholder contained in Sections 2(f) and 2(g) hereof, shall be limited to an amount equal to the aggregate Purchase Price of the Securities sold by such Selling Stockholder under this Agreement.

(e) The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amounts by which the proceeds of this offering (before payment of expenses but after deducting underwriting discounts and commissions) received by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or, any Selling Stockholder or any person controlling any Selling Stockholder, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, or any other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, PRC or Hong Kong shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, PRC or Hong Kong authorities, or (v) there shall have occurred any material adverse change in the financial markets in the United States, PRC, Hong Kong or the international financial markets, any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Survival of Certain Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholders, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company, any Selling Stockholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

14. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of any of the Company and the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company and the Selling Stockholders shall be unable to perform its obligations under this Agreement, such defaulting party will reimburse the Underwriter with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) Each of the Company and the Selling Stockholders acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholders or any other person, (ii) the Underwriter owes the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company and the Selling Stockholders. Each of the Company and the Selling Stockholders waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Submission to Jurisdiction. Each of the Selling Stockholders and the Company hereby submits to the non- exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Selling Stockholders and the Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Selling Stockholders irrevocably appoints Law Debenture Corporate Services, Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 22 hereof, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Company and the Selling Stockholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

18. Judgment Currency. The obligations of the Company and the Selling Stockholders pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company and the Selling Stockholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss.

19. Time. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City Time.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to the Underwriter at: Morgan Stanley & Co. International plc, 46/F, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong, Attention: Head of Global Capital Markets, Asia, Fax: +(852) 2848 5653, with a copy to the Legal Department; if to the Company, shall be delivered, mailed or sent to 18th Floor, Jialong International Building, 19 Chaoyang Park Road , Chaoyang District, Beijing 100125, People’s Republic of China; and if to the Selling Stockholders, shall be delivered, mailed or sent to c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY, USA.

Very truly yours,

CHINA BIOLOGIC PRODUCTS, INC.

By:	/s/ David (Xiaoying) Gao
Name: David (Xiaoying) Gao
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Alex Abagian
Name:	Alex Abagian
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. International plc	3,870,000

Total:	3,870,000

I

SCHEDULE II

Selling Stockholders	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares To Be Sold
Warburg Pincus Private Equity X, L.P..	3,750,030	375,003
Warburg Pincus X Partners, L.P..	119,970	11,997

Total:	3,870,000	387,000

II

SCHEDULE III

Time of Sale Prospectus

1.	Basic Prospectus dated June 5, 2015 relating to Shelf Securities and other securities.

2.	Preliminary Prospectus Supplement dated March 1, 2016 relating to the Shares.

3.	Free Writing Prospectus dated March 2, 2016 relating to the Shares

4.	The public offering price per Share: $110

III

SCHEDULE IV

List of Lock-up Parties

1.	Min Fang

2.	Warburg Pincus Private Equity X, L.P.

3.	Warburg Pincus X Partners, L.P.

4.	WP X Biologics LLC

IV

EXHIBIT A

FORM OF LOCK-UP LETTER

A

LOCK-UP LETTER

March 1, 2016

Morgan Stanley & Co. International plc

25 Cabot Squire, Canary Wharf

London, E14 4QA

United Kingdom

As the sole underwriter named in the Underwriting

Agreement (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Biologic Products, Inc., a Delaware corporation (the “Company”), and certain selling stockholders to be named therein (the “Selling Stockholders”, providing for the public offering (the “Public Offering”) by the underwriter to be named therein (the “Underwriter”) of certain shares (the “Shares”) of the common stock of the Company, par value of $0.0001 each (the “Common Stock”).

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. International plc, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, “Covered Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the exercise of options (“Options”) to purchase Common Stock, including options issued pursuant to the Company’s equity compensation plans described in its Annual Report on Form 10-K for the year ended December 31, 2015, provided that such Common Stock shall remain subject to the terms of this letter; (b) the receipt from the Company of Common Stock in connection with the vesting of restricted stock units or the disposition of Common Stock to the Company or in open market transactions in connection with the payment of taxes due in connection with any such vesting; (c) the disposition of Common Stock to the Company or in open market transactions upon the exercise of Options to cover tax withholding obligations in connection with such exercise; (d) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (e) transfers of Covered Securities as a bona fide gift, (f) transfers of Covered Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (g) transfers of Covered Securities upon death by will or by intestacy to the undersigned’s immediate family, or (h) distributions of Covered Securities into Common Stock to limited partners or stockholders of the undersigned and if the undersigned is an investment fund or a wholly-owned subsidiary of an investment fund, transfers of the Covered Shares to any other investment funds managed by the same investment advisor or general partner of the undersigned or to any wholly-owned subsidiaries of any such fund; provided that in the case of any transfer or distribution pursuant to clause (e) through (h), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. International plc, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. For purposes of this letter, the term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is binding upon the undersigned’s heirs, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders and the Underwriter. This Agreement shall become null and void if the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated in accordance with its terms prior to payment for and delivery of the Shares to be sold thereunder, in which case, the undersigned shall be released from any and all obligations under this Agreement.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT B-1

FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

[Intentionally omitted]

EXHIBIT B-2

FORM OF OPINION OF HONG KONG COUNSEL TO THE COMPANY

[Intentionally omitted]

EXHIBIT B-3

FORM OF OPINION OF BVI COUNSEL TO THE COMPANY

[Intentionally omitted]

EXHIBIT C

FORM OF OPINION OF U.S. COUNSEL TO THE SELLING STOCKHOLDERS

[Intentionally omitted]

C